SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 18, 2009

                         FIRST FEDERAL BANKSHARES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Delaware                         0-25509               42-1485449
-----------------------------      --------------------     ---------------
(State or Other Jurisdiction)      (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


329 Pierce Street, Sioux City, Iowa                              51101
-----------------------------------                              -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
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     As  previously  announced,  First  Federal  Bankshares,  Inc.,  the holding company of Vantus Bank (the "Bank"), has begun implementing a reorganization plan designed to optimize the Bank's operating efficiencies through selected reductions in personnel. The Bank previously announced reductions in full-time equivalent employees of approximately 15%, and management anticipates annual compensation and benefits savings of approximately $2.0 million from such reductions.

     The Bank announced today further staff reductions. The new staff reductions are expected to reduce compensation and benefits expense by an additional $500,000. In conjunction with the new staff reductions, the Bank announced that the position of Amy M. Anderson-Vali, Senior Vice President - Retail Banking Manager of the Bank, has been eliminated; Ms. Anderson-Vali's departure from the Bank was effective February 18, 2009.


Item 9.01. Financial Statements and Exhibits

          (a) Not Applicable.

          (b) Not Applicable.

          (c) Not Applicable.

          (d) Exhibit. None


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          FIRST FEDERAL BANKSHARES, INC.



DATE: February 19, 2009            By:    /s/ Levon L Mathews
                                          --------------------------------------
                                          Mr. Levon L. Mathews
                                          President and Chief Executive Officer




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